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Exhibit 99.1

Text of Press Release Dated December 20, 2002

CONTACT INFORMATION:

TEAMSTAFF, INC.                              COFFIN, MOTTOLA COMMUNICATIONS
300 Atrium Drive                             19800 Mac Arthur Blvd. #970
Somerset, NJ  08873                          Irvine, CA  92612
(732) 748-1700                               (949) 851-1109
DONALD W. KAPPAUF, PRESIDENT & CEO           CHRISTI MOTTOLA
                                             MANAGING PARTNER
                                             cmottola@aol.com


   TEAMSTAFF ANNOUNCES PLAN TO RESTATE FISCAL 2001 RESULTS AND RELATED ACTIONS


-   COMPLETION OF AUDIT FOR FISCAL YEAR 2002 TO BE DELAYED

-   RETAINS LAZAR LEVINE & FELIX LLP AS NEW AUDITORS

-   CHIEF FINANCIAL OFFICER TO BE REPLACED

-   COMPANY CONFIDENT ON STRENGTH OF BUSINESS, CONTINUED GROWTH POTENTIAL


        Somerset, NJ + December 20, 2002- TeamStaff, Inc. (NASDAQ: TSTF), one of the nation's top Business Outsourcers and Professional Employer Organizations
(PEOs), today announced that it has been advised that it must restate its fiscal year 2001 results and reaudit its fiscal year 2001 financial statements. The Audit Committee has replaced Pricewaterhouse Coopers LLP as the Company's auditors for fiscal year 2002 and has engaged Lazar Levine & Felix LLP to complete both audits. The Company also announced that it has commenced a search for a new Chief Financial Officer to replace Donald T. Kelly.

        As a result of these developments, the Company announced that it expects a delay in the completion of its fiscal year 2002 audit, and ultimately, the filing of its Annual Report on Form 10-K for that fiscal year. Commenting on the delay, Donald W. Kappauf, the Company's President and Chief Executive Officer, stated, "While it is regrettable to be in this position, we


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are confident that, upon completion of the audit, we will be able to report favorable financial results for our 2002 fiscal year. We continue to show improvements in our overall business and continuing potential for strong growth into the future."

        The Company reported that PricewaterhouseCoopers, which had been retained as the Company's independent auditors for fiscal year 2002, advised the Audit Committee that a restatement of the fiscal year 2001 financial statements would be required because of an error in the accounting treatment of the Company's executive officer supplemental retirement (SERP) benefit plan, as more fully described in the Company's Form 8-K filed with the Securities and Exchange Commission today. This plan was approved by the Board of Directors, and implemented by the Company in fiscal year 2001. The Audit Committee was further advised that a reaudit of the fiscal year 2001 financial statements was required, since Arthur Andersen LLP, which no longer is licensed to practice before the Securities and Exchange Commission, is unable to reissue its opinion. The Audit Committee has engaged Lazar Levine to determine the proper procedure for restating the fiscal year 2001 financial statements, and is authorized to perform a reaudit of fiscal year 2001.

        Mr. Kappauf commented, "It is very unfortunate that this accounting issue arose given the extraordinary amount of time and effort spent in designing the SERP program to ensure it was structured to have minimal financial impact on the Company. Obviously, neither management nor the Compensation Committee of the Board of Directors intended the outcome we are announcing today. The Company believed that the accounting treatment used for the SERP was correct and it was reviewed with Arthur Andersen prior to its certification of the Company's fiscal year 2001 results."

        Management acknowledges that a restatement of its fiscal year 2001 financial results will result in a decrease in reported net income. The charge will be a non-cash charge for fiscal year 2001 and should have no material effect upon fiscal year 2002. Management currently believes that it will be required to restate the fiscal year ended September 30, 2001, as well as subsequent quarterly reports, to reflect the appropriate accounting treatment for the SERP.

        Finally, the Company announced that it has commenced a search for a new Chief Financial Officer to replace Donald T. Kelly, who was relieved of his duties by the Board. Mr.

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Kelly joined the Company in 1997 and had served as Chief Financial Officer,
Secretary and Vice President, Finance of the Company.

ABOUT LAZAR LEVINE & FELIX LLP

        Lazar Levine & Felix LLP is a certified public accounting firm comprised of over 50 professionals and 6 partners with over 33 years of experience serving the business and legal communities of the New York metropolitan area. As shown in the July 2001 issue of Bowman's Accounting Report, Lazar Levine & Felix LLP is ranked as the 17th largest auditor of publicly held companies in the United States. The firm has audited and been involved in public registrations since 1970.


ABOUT TEAMSTAFF

        Headquartered in Somerset, NJ, TeamStaff serves over 3,700 clients and over 50,000 employees throughout the United States as a full service provider of employer outsourcing and staffing solutions. Through its Professional Employer Organization, TeamStaff provides small and medium sized businesses throughout the nation with a better way to employ their people by delivering off-site, full-service human resource outsourcing solutions.
TeamStaff's comprehensive employer services include employment administration, benefits management, government compliance, recruiting and selection, employer liability management, training and development and performance management tools. TeamStaff's PEO ranks as one of the top 10 PEOs in the nation.

        In addition to its Professional Employer Organization, TeamStaff operates two other employer-outsourcing services. Through TeamStaff Rx, TeamStaff provides temporary and permanent medical staffing services throughout the country and is the largest provider of medical imaging personnel in its field.
        TeamStaff also operates DSI, its niche payroll service bureau offering payroll services and payroll tax processing to over 750 clients and 33,000 employees, mostly in the construction industries in New York and New Jersey.

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The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among those factors that could cause actual results to differ materially are: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure; (iv) ability to effectively implement its e-business strategy; (v) the effectiveness of sales and marketing efforts, including the company's marketing arrangements with other companies: and (vi) changes in the competitive environment in the PEO industry. These factors are described in further detail in TeamStaff's filings with the Securities and Exchange Commission.


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